UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2012
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico 87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2012, EMCORE Corporation (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) with the New Jersey Secretary of State in order to effect the previously announced 4:1 reverse stock split (the “Reverse Stock Split”) and reduce the number of shares of the Company's common stock, no par value per share (the “Common Stock”), authorized under its Restated Certificate of Incorporation from 200 million to 50 million. The Certificate of Amendment was effective at 5:00 p.m., Eastern Standard Time, on February 15, 2012.

The Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 8.01    Other Events.

On February 16, 2012, the Company also announced that it had completed the Reverse Stock Split and that trading in the Common Stock on the NASDAQ Global Market on a split adjusted basis would begin at the opening of trading on February 16, 2012.

Further information may be found in the Company's press release announcing the completion of the Reverse Stock Split, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of EMCORE Corporation, dated February 15, 2012.
99.1	Press Release, dated February 16, 2012, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: February 16, 2012	By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer